Exhibit 99.1

                                   BULOVA

                                            Contacts:  For Bulova Corporation:
                                                       Warren Neitzel
                                                       Corporate Secretary
                                                       (718) 204-3300

                                                       For Loews Corporation:
                                                       Joshua Kahn
                                                       Investor Relations
                                                       (212) 521-2788

FOR IMMEDIATE RELEASE
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                LOEWS CORPORATION TO ACQUIRE ALL PUBLICLY HELD
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                SHARES OF BULOVA CORPORATION FOR $35 PER SHARE
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  NEW YORK, December 1, 2004 - Bulova Corporation (BULV.OB) announced today that Loews Corporation (NYSE:LTR), the owner of approximately 97% of Bulova's outstanding shares, said it intends to acquire the 149,998 shares of Bulova that it does not already own at a price of $35 per share, payable in cash.

  According to a filing made by Loews with the Securities and Exchange Commission, the acquisition will be accomplished by means of a short-form merger of Bulova with a newly formed, wholly-owned subsidiary of Loews without a vote of Bulova's Board of Directors or shareholders, as permitted by New York law.

  Loews will send Bulova's public shareholders a formal notice and detailed description of the transaction following completion of the SEC's review of its filing. Loews said it hopes to complete the transaction early next year.

                                    ***

  Forward-Looking Statements.  This press release contains forward-looking
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statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws relating to expectations, plans or prospects for Bulova and Loews, including those relating to whether or not Loews will consummate the transaction described above and, if so, the timing and final terms of any such transaction. These statements are based upon the current expectations and beliefs of Bulova and Loews and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include regulatory review of this transaction, market conditions and other factors beyond the control of Bulova and Loews, as well as the risk factors and other cautionary statements discussed in Bulova's Form 10-K for the year ended December 31, 2003 and other filings with the U.S. Securities and Exchange Commission.

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